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                          GLENBROOK LIFE AND ANNUITY COMPANY
                            LAW AND REGULATION DEPARTMENT
                                3100 Sanders Road, J5D
                              Northbrook, Illinois 60062
                          Direct Dial Number   847.402.2400
                                Facsimile 847.402.4371

Michael J. Velotta
  Vice President, Secretary
   and General Counsel

                                   August 13, 1996

TO:      GLENBROOK LIFE AND ANNUITY COMPANY
         NORTHBROOK, ILLINOIS 60062

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM S-1 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT  OF  1933
         FILE NO. 333-00987

    With reference to the Registration Statement on Form S-1 filed by Glenbrook Life and Annuity Company with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

   1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

   2. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the Director of Insurance of the State of Illinois and when issued will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

    I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                             Sincerely,


                             /s/MICHAEL J. VELOTTA
                             Michael J. Velotta
                             Vice President, Secretary
                              and General Counsel